KING WORLD







                                        July 22, 1998

Mr. Stuart Stringfellow
c/o King World Productions, Inc.
1700 Broadway
New York, New York 10019

Dear Stu:

          This letter, when accepted by you, shall constitute an amendment (the "Sixth Amendment") to the letter agreement, dated September 1, 1988, as amended June 28, 1990, September 1, 1991, June 3, 1993, September 1, 1995 and June 16, 1997 (as so amended, the "Letter Agreement"), between King World Productions, Inc. (the "Company") and you. All of the definitions of the Letter Agreement shall govern this Sixth Amendment. The Company and you hereby agree as follows:

1.        The Employment Period shall be extended so as to terminate on August
          31, 2001.

2. Your salary compensation for the period (a) from September 1, 1999 through August 31, 2000 shall be payable at the annual rate of $425,000 and (b) from September 1, 2000 through August 31, 2001 shall be payable at the annual rate of $450,000.

          Except as modified herein, all terms and provisions of the Letter Agreement shall continue in full force and effect.

                                                  Very truly yours,

                                                  KING WORLD PRODUCTIONS, INC.

                                                  By:     /s/ Jonathan Birkhahn
                                                     --------------------------

Accepted:

     /s/ Stuart Stringfellow
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Stuart Stringfellow